Webb & Company, P.A.
*Certified Public Accountants*

December 16, 2009

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE: Guanwei Recycling Corp. (f/k/a MD Holdings Corp.)

File Ref. No. 333-149013

We have read the statements of Guanwei Recycling Corp. (f/k/a MD Holdings Corp.) pertaining to our firm included under Item 4.01 of Form 8-K dated December 16, 2009 and agree with such statements as they pertain to our firm.

Regards,

Webb & Company, P.A.

WEBB & COMPANY, P.A.
*Certified Public Accountants*

1501 Corporate Drive, Suite 150 • Boynton Beach, FL 33426
Telephone: (561) 752-1721 • Fax: (561) 734-8562
www.cpawebb.com